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                                                       VINSON & ELKINS L.L.P.
                                                       2300 FIRST CITY TOWER
                                                       1001 FANNIN STREET
                                                       HOUSTON, TEXAS 77002-6760
                                                       TELEPHONE (713) 758-2222
                                                       FAX (713) 758-2346
                                                       www.velaw.com


September 6, 2003


Continental Airlines, Inc.
1600 Smith Street, Dept. HQSEO
Houston, TX 77002

Ladies and Gentlemen:

         We have acted as counsel to Continental Airlines, Inc., a Delaware corporation (the "COMPANY"), in connection with the Registration Statement on Form S-3 (the "REGISTRATION STATEMENT") filed by the Company with the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "SECURITIES Act"), relating to the resale by certain selling security holders from time to time of up to $175,000,000 aggregate principal amount of the Company's 5% Convertible Notes due 2023 (the "NOTES") and up to 8,750,000 shares of the Company's Class B Common Stock, $.01 par value (the "COMMON STOCK"), initially issuable upon conversion of the Notes. The Notes were issued under an Indenture (the "INDENTURE") dated as of June 10, 2003 between the Company and Bank One, N.A., as trustee (the "TRUSTEE").

         We have examined the Registration Statement, the Indenture, the Notes and a form of the stock certificate for the Common Stock, which have been filed with the Commission as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

         In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that the Indenture is the valid and legally binding obligation of the Trustee.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

         1. The Notes have been duly authorized, executed and issued by the Company and, assuming that they have been duly authenticated by the Trustee, constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization,


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Continental Airlines, Inc.
1600 Smith Street, Dept. HQSEO
Houston, TX 77002
Page 2
September 6, 2003



moratorium or similar laws relating to or affecting creditors' rights generally and except as such enforcement is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         2. The Common Stock initially issuable upon conversion of the Notes has been duly authorized and, when issued and delivered in accordance with the provisions of the Notes and the Indenture, will be validly issued, fully paid and non-assessable.

         The opinions expressed herein are limited in all respects to the laws of the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws), the laws of the State of New York and the federal laws of the United States of America, in each case as in effect on the date hereof, except that we express no opinion in this letter as to any federal aviation laws, or any other federal laws relating to the acquisition, sale, operation, maintenance or ownership of aircraft. You should be aware that we are not admitted to the practice of law in the State of Delaware.

         We express no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign, or to any matter other than as expressly set forth above, and no opinion on any other matter may be inferred or implied herefrom. The opinions expressed herein are given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. Consent is also given to the reference to this firm under the caption "Legal Matters" in the prospectus included in the Registration Statement as having passed on certain legal matters in connection with the Notes and the Common Stock issuable upon conversion of the Notes. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.


                                         Very truly yours,

                                         /s/ Vinson & Elkins L.L.P.